Exhibit 4.4

JOINDER AGREEMENT

August 11, 2005

THIS JOINDER AGREEMENT, dated as of August 11, 2005 (this “Joinder Agreement”), is between LifeCare Holdings, Inc. (the “Company”), all of the direct and indirect subsidiaries of the Company (the “Guarantors”), and Banc of America Securities LLC, J.P. Morgan Securities Inc. and ING Financial Markets LLC (together, the “Initial Purchasers”).

Reference is hereby made to the Purchase Agreement, dated as of August 5, 2005 (the “Purchase Agreement”), between Rainier Acquisition Corp. (“Rainier”) and the Initial Purchasers. Terms used and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

The Company hereby unconditionally and irrevocably expressly assumes and confirms, and agrees to perform and observe, each and any of the unperformed covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of Rainier under the Purchase Agreement as if the Company were an original signatory to the Purchase Agreement, and each of the Guarantors hereby unconditionally and irrevocably expressly assumes and confirms, and agrees to perform and observe, each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of Rainier under the Purchase Agreement, jointly and severally with the Company, in each case as if such Guarantor were an original signatory to the Purchase Agreement. All of the representations, warranties, covenants, agreements and indemnities of the Company and the Guarantors as a result of this Joinder Agreement shall be joint and several.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as any other undersigned party may reasonably require to effect the purpose of this Joinder Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

LIFECARE HOSPITALS OF SOUTH TEXAS, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOSPITALS OF CHESTER COUNTY, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

NEXTCARE HOSPITALS/MUSKEGON, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

NEXTCARE SPECIALTY HOSPITAL OF DENVER, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOLDINGS, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

[Signature Page to Joinder Agreement]

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
ING FINANCIAL MARKETS LLC

By: Banc of America Securities LLC

By:	/s/ R. Sean Snipes
Name: R. Sean Snipes
Title: Managing Director

[Signature Page to Joinder Agreement]